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                                                                     Exhibit 10
    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD, CT - 06183

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                 APPLICATION FOR CORPORATE OWNED LIFE INSURANCE
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NAME OF CORPORATION:      _____________________________________________________

NAME OF POLICY OWNER:     _____________________________________________________

ADDRESS OF POLICY OWNER:  _____________________________________________________

POLICY OWNER TAX ID #:    _________________        POLICY DATE:  ______________

PLAN OF INSURANCE:        _____Guideline Premium Test  _____Cash Value
                                                              Accumulation Test
PREMIUM PAYMENT PLAN:     _____Single    ____Annual   _____Semi-Annual
                                                 _____Quarterly    _____Monthly

DEATH BENEFIT OPTION:     _____Level Death  _____Variable Death  ____Annual
                                 Benefit           Benefit     Increase Death
                                                                    Benefit

BENEFICIARY:              _____________________________________________________

                          _____________________________________________________

Is the Beneficiary designation irrevocable?                      _____Yes_____No

It is agreed that:

1. This application, which includes the attached Schedule A, will be the basis for any policies issued in response to it.
2. Application is made to Travelers Insurance Company for individual life insurance policies on the lives of the individuals specified in Schedule A.
3. The amount of insurance for each policy applied for shall be the amount specified for each individual in Schedule A.
4. Each policy applied for shall be of the plan specified in the Plan of Insurance section above.

Based on information provided by the Corporation, it is my understanding that for the most recent 90 days, all of the Proposed Insureds been actively at work for at least 30 hours per week, at their usual place of business, performing
their regular occupations.                                      _____Yes_____No

Based on information provided by the Corporation, it is my understanding that during the most recent 90 days, none of the Proposed Insureds have been hospitalized or absent from work (other than recreational days and holidays) for
more than 5 consecutive workdays.                               _____Yes_____No

AGENT'S STATEMENT: Will this insurance replace, change or use the cash value of any existing insurance policy or annuity on these insureds?
                                                                _____Yes_____No

Is this insurance intended to be a 1035 tax-free exchange?      _____Yes_____No

If you answered "Yes" to either of these replacement questions, has the required replacement forms been completed?
                                                                 _____Yes_____No

List company name, amount and attach applicable forms required by state in which application is signed.

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         Signature of Agent                        Signature of Owner /
                                                    Designated Representative

Dated :____________________________________       Dated:______________________

                                   SCHEDULE A

PROPOSED               DATE OF              INITIAL BASE      TERM          INITIAL      PLANNED          SMOKER/
INSURED        SEX     BIRTH       SS#         POLICY        INSURANCE      PREMIUM      PREMIUM        NONSMOKER
                                           DEATH BENEFIT      RIDER                                     ("S" OR "N")
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




































I represent that I have read the questions and answers on this application, and declare that they are complete and true to the best of my knowledge and belief. Furthermore, I understand that this application will become a part of any policy issued. I agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question on this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I further agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me; and, the initial modal premium is paid during the lifetime and prior to any change in health of the Proposed Insured.

Signed for the Policy Owner by the following duly authorized official:

---------------------------------    ----------------------    ----------------
           Signature                           Title                  Date

    THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE - HARTFORD, CT - 06183
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                 SUPPLEMENT FOR SIMPLIFIED ISSUE LIFE INSURANCE
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NAME OF PROPOSED INSURED:______________________________________________________

PROPOSED INSURED SSN: __________________PROPOSED INSURED DOB:_______GENDER:____

NAME OF  POLICY OWNER: ________________________________________________________

ADDRESS OF POLICY OWNER:_______________________________________________________

                    ___________________________________________________________

BENEFICIARY:        ___________________________________________________________

                    ___________________________________________________________





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    Signature of Agent                       Signature of Owner

Dated:______________________________    Dated:________________________________

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SECTION B:

1. Personal Physician (Give full name, address and telephone number of your doctor who you consult for routine check-ups and physicals):___________________

_______________________________________________________________________________


Date and Reason last consulted:  ______________________________________________

2. Proposed Insured: Height __________ Weight __________ Amount of weight loss in past 12 months ______________
                                          (If weight loss, please explain below)

3.  Have you within the past 2 years:
a)  Flown or plan to fly as a pilot, student pilot or crew member or intend to
    do so in the future?                                                               _____Yes_____No
b)  Engaged in scuba diving, vehicle racing, parachute jumping or any form of
    motorcycling, or any other hazardous sport or hobby?                               _____Yes_____No

4.  In the past 10 years have you:
a)  Used Drugs not prescribed by a doctor?                                             _____Yes_____No
b)  Been treated for alcoholism?                                                       _____Yes_____No
c)  Been advised to have medical treatment or counseling from a commonly
    recognized practitioner or organization for alcohol or drug use?                   _____Yes_____No

SECTION B CONTINUED:

5. In the past 10 years have you:

a)  Been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) by
    a member of the medical profession?                                                _____Yes_____No
b)  Been diagnosed or treated for immune deficiency (other than AIDS), anemia or
    other blood disorder (other than for HIV)?                                         _____Yes_____No
c)  Had recurrent fever, fatigue or unexplained weight loss?                           _____Yes_____No

6. Other than the above, have you ever been diagnosed or treated for:

a)  Chest pain, high blood pressure, stroke, or disease of the heart, blood
    vessels, or lungs?                                                                 _____Yes_____No
b)  Diabetes, mental or emotional disorder, disease of the brain or nervous
    system, convulsions?                                                               _____Yes_____No
c)  Cancer, tumor, disease of the stomach, intestines, liver or kidneys?               _____Yes_____No

7.  Have you been hospitalized in the last five years, been advised to have any diagnostic test, hospitalization or surgery by any licensed physician,
    practitioner or health facility that has not yet been performed?                   _____Yes_____No


FOR ALL QUESTIONS ANSWERED "YES," FURNISH DETAILS.
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I represent that the above statements are true and complete to the best of my knowledge and belief. I understand that this application will become a part of any policy issued . I also understand that any misrepresentations contained in this application and relied on by the Company may be used to reduce or deny a claim or void the contract if: (1) it is within its contestable period; and (2) if such misrepresentation materially affects the acceptance of the risk.

____________________________________Dated ___________  At______________________
Signature of Proposed Insured                             (City, State)

Name of Proposed Insured (printed):____________________________________________

                AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize The Travelers Insurance Company (referred to as The Travelers), its Reinsurers, insurance support organizations, and their authorized representatives to obtain medical and other information in order to evaluate this application for insurance. I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., employer, consumer reporting agency, or other insurance coverage, medical care, treatment, supplies or advice with respect to me to furnish such information to The Travelers, its Reinsurers or their authorized representatives.

This authorization will be valid from the date signed for a period of 26 months. I agree that a photographic copy of this authorization is as valid as the original. Information given in my application, including health care information, may be made available without my prior authorization to other insurance companies to which I make application for life or health insurance coverage or to which a claim is submitted.

I have read this authorization and understand that I have a right to receive a copy. I acknowledge receipt of the notice regarding: "Notification Regarding Use and Release of Information to the Medical Information Bureau, Inc. and Other Life Insurance Companies"


____________________________________Dated ___________  At______________________
Signature of Proposed Insured                             (City, State)

L-15240-A

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                         THE TRAVELERS INSURANCE COMPANY

      NOTIFICATION REGARDING USE AND RELEASE OF INFORMATION TO THE MEDICAL
          INFORMATION BUREAU, INC. AND OTHER LIFE INSURANCE COMPANIES

Any health care information developed is necessary to classify insurance risks, conduct normal administrative procedures and process claims, and will be used for those purposes only. No other use of this information will be made without first obtaining your written consent.

This information will be treated as confidential except that The Travelers Insurance Company or its Reinsurer(s) may make a brief report to the Medical Information Bureau, Inc., a non-profit membership corporation of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or to which a claim is submitted, the Bureau will supply such company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your files. Medical information will be disclosed only to your attending physician. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office: Post Office Box 105, Essex Station, Boston, Massachusetts 02112, Telephone: (617)426-3660.

The Travelers Insurance Company or its Reinsurer(s) may release information given in your application file, including health care information, to other life insurance companies to which you apply for life or health insurance or to which a claim is submitted.

L-15240-A